EXHIBIT 16.1


           June 16, 2003


           Mr. Howard Jaffe
           Chief Financial Officer
           Upgrade International Corp
           PO Box 2770
           Blaine, WA 98231


           Dear Mr. Jaffe:

           This is to confirm that the client-auditor relationship between Upgrade International Corp (Commission File No. 0-27649) and Grant Thornton LLP has ceased.

           Very truly yours,


           /s/ Grant Thornton LLP


           cc:    Office of the Chief Accountant
                  SECPS Letter File
                  Securities and Exchange Commission
                  Mail Stop 11-3
                  450 Fifth Street, N.W.
                  Washington, D.C. 20549